UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 29, 2007
HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
     On September 29, 2007, Mitchell Rubenstein, Chief Executive Officer and Chairperson of the Board of the registrant, Hollywood Media Corp. (“Hollywood Media”), and Laurie S. Silvers, President and Vice-Chairperson of Hollywood Media, decided to forgo their salaries for the remainder of 2007 and will not accept any annual bonus for the 2007 fiscal year. For more information, reference is made to Hollywood Media’s press release dated October 1, 2007, a copy of which is attached as Exhibit 99.1 to this Form 8-K report and is incorporated by reference herein.
SECTION 8 — OTHER EVENTS
Item 8.01 Other Events.
(a)	Authorization of Stock Repurchase Program
     On October 1, 2007, Hollywood Media issued a press release announcing that its Board of Directors has authorized a stock repurchase program under which Hollywood Media may use up to $10 million of its cash to repurchase shares of its outstanding common stock. For more information, reference is made to Hollywood Media’s press release dated October 1, 2007, a copy of which is attached as Exhibit 99.1 to this Form 8-K report and is incorporated by reference herein.
(b)	Announcement of 2007 Annual Meeting Date and Shareholder Proposal and Nomination Deadlines
     Hollywood Media currently plans to hold its 2007 Annual Meeting of Shareholders on December 18, 2007 at its headquarters building in Boca Raton, Florida. Since the date scheduled for the 2007 Annual Meeting is more than 30 calendar days after the anniversary of Hollywood Media’s prior annual meeting, the deadline for submission of shareholder proposals and director nominations relating to the 2007 Annual Meeting has changed from the dates specified in Hollywood Media’s 2006 proxy statement.
     Any shareholder who intends to present a proposal for action at the 2007 Annual Meeting and wishes to have such proposal considered for inclusion in Hollywood Media’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit such proposal in writing and it must be received by the Secretary of Hollywood Media at the address specified below by October 19, 2007, which Hollywood Media considers to be a reasonable time before it begins to print and send its proxy materials. Such proposal must also comply with the rules of the Securities and Exchange Commission relating to Rule 14a-8 shareholder proposals and may be omitted if not in compliance with applicable requirements.
     For shareholder proposals that are not intended for inclusion in Hollywood Media’s proxy materials and for all director nominations by shareholders, Hollywood Media’s bylaws establish an advance notice procedure in order to present such matters at the 2007 Annual Meeting. Under these procedures, written notice of a shareholder proposal or a director nomination by a shareholder must be delivered to or mailed and received by the Secretary of the Company at the address specified below no later than the close of business on the 10th day following the public announcement of the date of the annual meeting. This means that, for the 2007 Annual Meeting, written notice of such shareholder proposal or any director nomination by a shareholder must be received by close of business on October 15, 2007. The written notice must also contain specified information and conform to certain requirements, as set forth in Hollywood Media’s bylaws. If the chairman of the 2007 Annual Meeting determines that a shareholder proposal or director nomination was not made in accordance with Hollywood Media’s bylaws, then such proposal or nomination will not be presented for a vote of stockholders at the 2007 Annual Meeting.
     As described above, shareholder proposals and director nominations must be written and delivered to or mailed and received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated October 1, 2007 (“Hollywood Media Corp. Announces Share Repurchase Program”).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.
By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date: October 4, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 1, 2007 (“Hollywood Media Corp. Announces Share Repurchase Program”).

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